EXHIBIT 99.2

                                KEY TRONIC LOGO




For additional information:                                NEWS RELEASE
Ronald F. Klawitter
509-927-5295


                    KEY TRONIC ANNOUNCES NEW CREDIT FACILITY


SPOKANE, Wash., January 7, 1997 -- Key Tronic Corporation (NASDAQ: KTCC), has entered into a credit agreement with GE Capital Services, according to Ronald F. Klawitter, Chief Financial Officer of the computer keyboard manufacturer.

The new agreement provides a five-year revolving credit line of up to $30 million (with the possibility of two annual extensions) and six-year term debt in the original principal amount of $11 million. The new facility replaces Key Tronic's present financing arrangement, scheduled to terminate in October 1997, which includes a $28 million revolving credit line and outstanding term debt of $8.4 million.

Interest costs under the new credit agreement are estimated to be 25% lower than under the present financing agreement.

Key Tronic produces computer keyboards and other computer peripheral devices and has facilities located in the U.S., Mexico and Ireland, supplying computer manufacturers, distributors and large retail outlets worldwide

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